As filed with the Securities and Exchange Commission on May 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	47-3478854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre

Udyog Vihar, Phase III

Gurugram, Haryana 122016, India

+91 73375 53469

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Registered Agents Inc.

7901 4th St N, Suite 300

St. Petersburg, Florida 33702

307-200-2803

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copy to:

Dale S. Bergman
Andrew Zuckerman
Lewis Brisbois Bisgaard & Smith LLP
110 SE 6th Street, Suite 2600
Fort Lauderdale, FL 33301
(954) 728-1280

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as the registrant shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and neither we nor any selling shareholder is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY     , 2026.

PROSPECTUS

SS INNOVATIONS INTERNATIONAL, INC.

$150,000,000 of

Shares of Common Stock

Shares of Preferred Stock

Warrants

Rights

Units

Debt Securities

Offered by the Company

5,016,500 Shares of Common Stock

Offered by the Selling Shareholders

This prospectus relates to the offer and sale of up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings.  The selling shareholders identified in this prospectus, and as may be identified in any supplement to this prospectus, may offer and sell from time to time up to 5,016,500 shares of our common stock, par value $0.0001 (the “Shares”). The Shares comprise (i) 4,474,833 Shares issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemptions afforded by Section 4(a) thereof and Rule 506(b) of Regulation D thereunder, consummated on March 6, 2026 (the “Private Placement”); (ii) 41,667 Shares issuable upon the exercise of warrants (the “RCP Warrants”) issued to a FINRA member firm, as compensation (together with a commission of $175,000) for assisting with the investment in the Private Placement by one investor; and (iii) 500,000 Shares issuable upon the exercise of warrants (the “HCW Warrants”) issued to three designees of a FINRA member firm in connection with the termination of a right of first refusal granted to such firm.

Each time we or the selling shareholders offer(s) and sell(s) securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

In addition, the selling shareholders may sell the Shares at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The selling shareholders may offer the Shares to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, including the Shares, and the selling shareholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the Shares. See “Plan of Distribution.”

We will not receive any proceeds from the sale of the Shares by the selling shareholders. If and when the RPC Warrants and the HCW Warrants are exercised, we will receive their respective exercise prices of $3.45 and $8.89 per Share. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by us or the selling shareholders. The timing and amount of any sale of the selling shareholder Shares is within the selling shareholders’ sole discretion, subject to certain restrictions. To the extent that such selling shareholders sell any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the selling shareholders and the terms of the securities being offered.

The selling shareholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act, with respect to Shares offered by them hereby, and any profits realized or commissions received may be deemed underwriting compensation.

No securities may be sold without delivery of this prospectus and, if necessary, the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “SSII.”  On April 30, 2026, the closing price of our common stock as reported on Nasdaq was $4.02 per share.

As of the date of this prospectus, Dr. Sudhir Srivastava, our Chairman of the board of directors and Chief Executive Officer, through his Bahamian holding company, Sushruta Pvt Ltd. (“Sushruta”), beneficially owns approximately 55.85% of our issued and outstanding common stock. In addition, he beneficially owns all the outstanding shares of our Series A Non-Convertible Preferred Stock (the “Series A Preferred Shares”), which votes together with the common stock as a single class and affords the holder 51% of the total voting power of the Company, regardless of the number of shares of common stock outstanding. As a result, Dr. Srivastava holds approximately 55.85% of the total voting power of the Company and is the principal and controlling shareholder of the Company.

Although eligible, we have elected not to take advantage of Nasdaq’s controlled company governance exemptions applicable to the composition of our board of directors and compensation and nominating and corporate governance committees.

Our principal executive offices are located at 404-405, 3rd Floor, iLabs Info Technology Centre, Udyog Vihar, Phase III, Gurugram, Haryana 122016, India. Our telephone number is +91 73375 53469.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable rules of the Securities and Exchange Commission, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000, and the selling shareholders named in this prospectus, and as may be named in a supplement to this prospectus, may, from time to time, sell up to 5,016,500 Shares in one or more offerings as described in this prospectus and, if applicable, any prospectus supplement. Each time that we or any such selling shareholder offers and sells securities in an underwritten offering (or to the extent otherwise necessary), we and the selling shareholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on its front cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents.  Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context otherwise requires, the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc., and where appropriate, our subsidiaries.

“SSi,” “SSi Mantra,” SSi logos and other trade names, trademarks or service marks of the Company appearing in this prospectus and the documents incorporated by reference are the property of SSi. Other trade names, trademarks or service marks appearing in this prospectus and the documents incorporated by reference are the property of their respective holders. Solely for convenience, trade names, trademarks and service marks referred to in this prospectus and the documents incorporated by reference appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks and service marks.

ABOUT THE OFFERING

On March 6, 2026, we completed the Private Placement, in which we offered and sold 5,774,839 shares of our common stock, of which 4,474,833 shares were offered and sold to the selling shareholders and the remaining 1,300,006 shares of our common stock were sold to officers and directors who participated in the private placement. In connection with an investment by one of the selling shareholders in the Private Placement, we paid a FINRA member firm a cash commission of $175,000 and issued the RCP Warrants, which entitles the holder thereof to purchase an aggregate of 41,667 Shares of our common stock for a period of five years at an exercise price of $3.45 per Share. In August 2025, we issued the HCW Warrants to three designees of a FINRA member firm in connection with the termination of a right of first refusal granted to such firm. The HCW Warrants entitle the holders thereof to purchase an aggregate of 500,000 shares of our common stock for a period of five years at an exercise price of $8.89 per share. The shares of common stock offered and sold to the selling shareholders in the Private Placement and underlying the RCP Warrants and HCW Warrants are referred to herein collectively, as the “Shares.” While not required to do so under the applicable agreements entered into with the selling shareholders in connection with the Private Placement or under the terms of the RCP Warrants or the HCW Warrants, the Company is filing a registration statement on Form S-3 of which this prospectus forms a part in order to register the Shares for resale by the holders thereof pursuant to the Securities Act. The shares of our common stock purchased by officers and directors who participated in the private placement are not being registered hereby for resale under the Securities Act. In addition, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 of securities as described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at https://ssinnovations.com. Information contained on or accessible through our website does not constitute part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 10, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Current Reports on Form 8-K filed with the SEC on March 10, 2026, March 18, 2026, March 30, 2026, and April 7, 2026 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items); and

●	the description of the Common Stock incorporated by reference in the Company’s Registration Statement on Form 8-A, filed with the SEC on April 24, 2025, and all amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Securities Exchange Act of 1924, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such reports and documents with the SEC until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at +91 73375 53469 or by writing to us at the following address:

405, 3rd Floor, iLabs Info Technology Centre

Udyog Vihar, Phase III

Gurugram, Haryana 122016, India

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

ABOUT THE COMPANY

We are a commercial-stage surgical robotics company focused on transforming patient lives by democratizing access to advanced surgical robotics technologies. We design, manufacture and market an advanced, next-generation and affordable surgical robotic system called the SSi Mantra Surgical Robotic System (the “SSi Mantra”) intended for use in urology, general, gynecology, colorectal, gastroenterology, head and neck, thoracic and cardiac surgeries. While surgical robotic systems have gained acceptance globally in the past two decades for providing greater efficiency, better clinical outcomes and reducing healthcare costs, access to such systems remains largely limited to developed countries such as the United States (the “U.S.”), the European Union (the “EU”) and Japan. With the SSi Mantra, we are breaking down barriers and accelerating access to surgical robotics technologies in underserved regions of the world.

Led and developed by Dr. Sudhir P Srivastava, our founder, Chairman and Chief Executive Officer with a visionary team of engineers, surgeons and industry veterans, the SSi Mantra includes several innovative features to address shortcomings of the current generation of robotic surgery systems. The SSi Mantra marks the realization of Dr. Srivastava’s vision to develop and commercialize a surgical robotic system which would facilitate making robotic surgery affordable and accessible to a global population. We commenced development of the SSi Mantra in 2014, received regulatory approval by the Central Drugs Standard Control Organization (“CDSCO”) India’s equivalent of the U.S. Food and Drug Administration (“FDA”), for its sale and use in India and commercially launched sales in late 2022. We also received ISO 13485 (quality management system) approval for the SSi Mantra in November 2021. The latest generation SSi Mantra 3 was introduced in India with telesurgery and tele-proctoring capabilities along with advanced energy instrumentation. The SSi Mantra 3 received CDSCO approval in November 2024 and has been clinically validated for safety, efficacy and effectiveness for its intended use to perform robotically assisted surgeries.

As of December 31, 2025, we have installed 168 systems, of which 154 are located in India, and 14 at overseas locations, including 21 systems installed on pay per use basis, 8 systems installed for demonstration purposes, and 10 upgraded systems. Including our strong foundational market of India, the SSi Mantra installed base currently spans 10 countries. We are currently focusing our efforts on marketing our latest generation SSi Mantra 3 in international markets and anticipate receiving EU and U.S. regulatory approvals to market in those regions in 2026, however, there can be no assurance as to when or if we will secure such regulatory approvals.

Our commercially installed SSi Mantra systems have been used to perform more than 7,800 surgical procedures including approximately 400 cardiac robotic surgeries across 153 hospitals as of December 31, 2025. The SSi Mantra has been clinically validated for safety, efficacy and effectiveness for its intended use to perform robotically assisted surgeries in more than 100 different types of surgical procedures without any device-related adverse events. These procedures have spanned across the following nine surgical specialties:

Type of Surgical Procedure	No. of Procedures performed as of December 31, 2025	% of total procedures
General Surgery	3,409	43.2%
Urology	2,004	25.4%
Gynecology	1,247	15.8%
Colorectal	444	5.6%
Cardiac	390	4.9%
Gastroenterology	217	2.8%
Head and Neck	93	1.2%
Thoracic	73	0.9%
Plastic/Reconstructive	8	0.1%
Total	*7,885	100%

*	Includes: 121 pediatric surgeries, 120 telesurgeries and 232 surgeries outside of India

In December 2024, we became the first and only company in India to receive CDSCO regulatory approval for use of a robotic surgical system in the performance of Telesurgery and Tele-proctoring procedures. Since receiving such approvals, we have performed more than 120 telesurgeries using our SSi Mantra as of December 31, 2025, including a robotic cardiac surgery over a distance of more than 5,000 miles.

In addition to India, the SSi Mantra has also been granted regulatory approval in Colombia, Ecuador, Guatemala, Indonesia, Kenya, Oman, Philippines, Sri Lanka, Ukraine, and the United Arab Emirates.

Our ISO 13485 (quality management system) approval, CDSCO approval for the manufacture, sale and distribution of our systems and related devices and our Indian export license allow us to market our systems and related devices in 50 non-FDA and non-EU countries without further regulatory approvals, including Chile, Nepal and Nigeria. An additional 79 countries require only minimal registration. Our marketing efforts outside India have been limited to date.

On December 5, 2025, we submitted a 510(k) premarket notification to the FDA for the SSi Mantra for multiple specialty procedure types, including: general, urological, colorectal, gynecological, and cardiac surgery. We believe that the 510(k) regulatory pathway offers potential speed and cost advantages. The FDA has stated that its goal is to complete reviews of 510(k) submissions within 90 days of receipt. However, time to approval could be longer due to factors such as the 15-day acceptance review, the submission of additional information, and a submitter’s response time. We have engaged RQM+, a leading MedTech-focused CRO, to assist with the 510(k) submission. If approved by the FDA, the SSi Mantra would be cleared to market in the U.S. Submission of a 510(k) premarket notification request does not guarantee FDA approval. We have also submitted our technical files to Szutest, an EU Notified Body for the CE certification, which if obtained will allow us to market the SSi Mantra in the EU. We believe that we will be able to secure FDA approval and EU certification in 2026. However, there can be no assurance as to when or if we will secure such regulatory approvals.

We generate revenues from the sale of the SSi Mantra. We offer our SSi Mantra through three selling models: (i) outright purchase, where revenue is realized upfront; (ii) purchase on a deferred or installment payment basis; and (iii) purchase on a pay-per-procedure basis, where revenue is recognized over time. We also earn recurring revenue from the sales of instruments, accessories and services. We sell our systems and related devices directly to customers as well as through distributors.

We believe the SSi Mantra improves patient experience, reduces variabilities and disruption and lowers per-procedure costs. We believe that the SSi Mantra benefits patients, physicians and hospitals by providing access to an advanced and optimized robotic system.

Corporate Information

The Company was incorporated in the state of Florida on February 4, 2015, under the name “Avra Surgical Microsystems, Inc.,” and changed its name to “Avra Medical Robotics, Inc.” on November 5, 2015.

Our principal executive offices are located at 404-405, 3rd   Floor, iLabs Info Technology Centre, Udyog Vihar, Phase III, Gurugram, Haryana 122016, India. Our telephone number is +91 73375 53469. Our corporate website is https://ssinnovations.com. Information appearing on our corporate website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a number of very significant risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our securities. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our securities to decline and/or cause you to lose part or all of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that, as of the date of this prospectus, we deem immaterial may also harm our business. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We are an early-stage revenue company with a limited operating history. We have incurred losses since our inception, we anticipate that we will continue to incur operating losses and negative cash flow for the foreseeable future, and we may never achieve or maintain profitability.

We only commercially launched the SSi Mantra in the second half of 2022 and, accordingly, our revenues have been limited to date. Accordingly, we have a limited operating history, we have not yet demonstrated our ability to generate revenue on a consistent basis and we may not be able to operate on a profitable basis. As a result, it is difficult to evaluate our performance and to forecast our future operating results. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by an early-stage revenue company in a highly competitive healthcare industry. We cannot provide any assurance that we will be successful in addressing the risks which we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We have incurred losses since our inception and expect to continue to incur operating losses and negative cash flow for the foreseeable future. For the years ended December 31, 2025 and December 31, 2024, we had net losses of $12.13 million and $19.15 million respectively. As of December 31, 2025 and December 31, 2024, we had an accumulated deficit of $55.79 million and $43.66 million respectively. We anticipate that our losses may continue because we expect to incur additional costs and expenses related to expanding our business, including additional manufacturing costs, sales, marketing and distribution costs, employee related costs, capital expenditures and the costs of complying with government regulations, sales force, manufacturing, distribution and training. To become and remain profitable, we must succeed in continuing to market our SSi Mantra system and generate significant revenue from the sale thereof. We can provide no assurance as to when, or if, we can achieve profitability and, even if we achieve profitability, we may not be able to sustain profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. A decline in the value of our common stock could also cause you to lose all or part of your investment. These factors raise substantial doubt about our ability to continue as a going concern.

We will require significant additional financing to expand marketing of the SSi Mantra, obtain regulatory approvals in the U.S., the EU and other countries where we wish to market our systems and related devices, and develop and commercialize enhancements to the SSi Mantra, as well as other related products. A failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our marketing and product development activities.

We believe that we will continue to expend substantial resources for the foreseeable future on expanded marketing of our SSi Mantra system, obtain regulatory approvals in the U.S., the EU and other countries where we wish to market our systems and related devices, and develop and commercialize enhancements to our surgical robotic system and related devices.

Our future capital requirements depend on many factors, including:

●	the cost, time and success of expanded marketing efforts of our SSi Mantra system;

●	obtaining regulatory approval of our SSi Mantra system in the U.S., the EU and other countries where we wish to market our systems and related devices;

●	the scope, progress, results and costs of research and development of enhancements to our SSi Mantra system and any future systems and related devices we may seek to develop;

●	the cost of commercialization activities of any enhanced or future products which we may develop and seek to commercialize;

●	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements, if we choose to utilize such arrangements in connection with the commercialization of future systems and related devices;

●	the number and characteristics of any future products we may develop;

●	any product liability or other lawsuits related to our products or commenced against us;

●	the expenses needed to attract and retain skilled personnel;

●	the costs associated with being a public company; and

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims or other intellectual property rights, including litigation costs and the outcome of such litigation.

Additional funds may not be available when we need them, on terms that are acceptable to us or at all. If adequate funds are not available to us on a timely basis, we may be required to:

●	delay, limit, reduce or terminate sales and marketing activities for our SSi Mantra system, and other products; or

●	delay, limit, reduce or terminate our research and development activities.

Substantially all of our operating assets are pledged to secure our bank overdraft facility from HDFC Bank in India and in the event of a default under the credit facility, the lender would be entitled to foreclose on its lien which would effectively terminate our operations and business.

We are subject to various risks related to the current bank overdraft facility with HDFC Bank and any future debt we may use to finance our operations. The bank overdraft facility which our Indian subsidiary uses to fund its operations in part poses various risks including that it:

●	requires us to dedicate a portion of our financial resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, product development and other general corporate purposes;

●	increases our vulnerability to adverse changes in general economic, industry and market conditions;

●	subjects us to various restrictive covenants; and

●	limits flexibility in planning for, or reacting to, changes in our business and industry in which we compete.

A breach of any of the covenants in the agreements governing our existing or future indebtedness could result in an event of default, which, if not cured or waived, could trigger acceleration of our indebtedness which could result in a material adverse effect on our business, financial condition and results of operations.

Moreover, substantially all of our operating assets, which are held by our Indian operating subsidiary, SSI-India and located in India, are pledged to secure our bank overdraft facility from HDFC Bank and will likely be used to secure future indebtedness. In the event of a default under the bank overdraft facility or any subsequent indebtedness, the lender would be entitled to foreclose on its lien, which would effectively terminate our operations and business.

If our SSi Mantra system and related devices do not achieve market acceptance in India and abroad, we will not be able to generate the revenue necessary to support our business.

We believe that our SSi Mantra system offers an important alternative to existing systems due to its advanced technology, significantly lower cost and ease of training and affords the opportunity to bring the benefits of robotic surgery to greater numbers of patients around the world. Achieving physician and patient acceptance of our systems will be crucial to our success. If our systems and related devices fail to achieve market acceptance, customers will not purchase our products and we will not be able to generate the revenue necessary to support our business. We believe that physicians’ acceptance of the benefits of procedures performed using our system and related devices will be essential for acceptance of our system by patients. In addition, we are initially focusing on markets with a low penetration of robotic surgery where hospitals and physicians may be reluctant to adopt a new system because of perceived liability risks. If the SSi Mantra is not accepted by the market in India and abroad, and not competitive with other systems, we may not be able to generate the revenue necessary to support our business and our business, prospects, financial condition and results of operations will be materially adversely affected.

We may encounter resistance from customers to the effort required to be trained to use the SSi Mantra and other problems or delays with respect to training that could result in lost revenue.

We anticipate that there will be a learning process involved for users of our SSi Mantra system to become proficient in its use. Broad use of our system will require training. Market acceptance could be delayed by the time required to complete this training. Even if we are able to overcome market resistance, we may not be able to rapidly train users in numbers sufficient to generate adequate demand for our system.

The SSi Mantra and our related devices and operations have not been approved for marketing in the U.S. or the EU, and are and will be subject to extensive and rigorous government regulation by the CDSCO in India, by the FDA in the U.S. and by similar agencies in the EU and in many other countries where we plan to market our systems and related devices. If we do not obtain and maintain the necessary international regulatory approvals or certifications, we will not be able to sell our systems and related devices in other countries.

The SSi Mantra and our related devices and operations have not been approved for marketing in the U.S. or the EU, and are and will be subject to extensive rigorous government regulation by the CDSCO in India, by the FDA in the U.S. and by similar agencies in the EU and in many other countries or regions where we plan to market our systems and related devices.

In India, our systems and related devices are primarily regulated under the Indian Medical Device Rules, 2017, as amended by the Medical Device (Amendment) Rules, 2020 (as amended, the “IMDR”), promulgated and administered by the CDSCO. These rules cover various aspects of medical device related regulations, including classification, registration, manufacturing and import, labeling, sales and post-market requirements. Similar to rules in the EU, they mandate that devices are safe and perform their intended function.

Based on intended use of the device, the risks associated with the device and other parameters referred to in the IMDR, the Central Licensing Authority of India classifies Medical Devices into four risk classes: (i) A (low risk); (ii) B (low moderate risk); (iii) C (moderate high risk); and (iv) D (high risk).

The CDSCO has divided the device classifications into 24 panels, whereas our surgical robotic system is classified as a Class B device pertaining to operating room procedures.

Our systems and related devices and operations will be subject to extensive and rigorous regulation in the U.S. by the FDA and by similar agencies in the EU and many other countries or regions in which we may market our systems and related devices. Unless an exemption applies, each medical device that we intend to market in the U.S. must first receive either “510(k) clearance” or “Premarket approval” (“PMA”) from the FDA pursuant to the Federal Food, Drug, and Cosmetic Act (the “FFDCA”). The FDA’s 510(k) clearance process usually takes from four to twelve months, but it can last longer. On December 5, 2025, we submitted a 510(k) premarket notification to the FDA for the SSi Mantra for multiple specialty procedure types, including: general, urological, colorectal, gynecological, and cardiac surgery. We believe that the 510(k) regulatory pathway offers potential speed and cost advantages. The FDA has stated that its goal is to complete reviews of 510(k) submissions within 90 days of receipt. However, time to approval could be longer due to factors such as the 15-day acceptance review, the submission of additional information, and a submitter’s response time. We have engaged RQM+, a leading MedTech-focused CRO, to assist with the 510(k) submission. If approved by the FDA, the SSi Mantra would be cleared to market in the U.S. Submission of a 510(k) premarket notification request does not guarantee FDA approval. We have also submitted our technical files to Szutest, an EU Notified Body for the CE certification, which if obtained will allow us to market the SSi Mantra in the EU. We believe that we will be able to secure FDA approval and EU certification in 2026. However, there can be no assurance as to when or if we will secure such regulatory approvals. The process of obtaining PMA approval is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer.

Our SSi Mantra system could fail to receive regulatory approval for many reasons, including the following:

●	we may be unable to successfully complete any clinical trials which we are required to conduct;

●	we may be unable to demonstrate to the satisfaction of the FDA or other regulatory authorities that our surgical robotic system is safe;

●	the FDA or other regulatory authorities may disagree with the design or implementation of any clinical trials we are required to conduct;

●	the results of clinical trials that we do undertake may not meet the level of statistical significance required by the FDA or other regulatory authorities for approval;

●	the FDA or other regulatory authorities may disagree with our interpretation of data from any preclinical studies or clinical trials we are required to conduct;

●	a decision by the FDA, other regulatory authorities or us to suspend or terminate a clinical trial at any time;

●	the data collected from clinical trials of the SSi Mantra system may be inconclusive or may not be sufficient to obtain regulatory approval in the U.S. or elsewhere; and

●	our manufacturers of supplies needed for manufacturing the SSi Mantra may fail to satisfy FDA or other regulatory requirements and may not pass inspections that may be required by FDA or other regulatory authorities;

We may encounter substantial delays in our regulatory approvals. We cannot guarantee that any preclinical testing or clinical trials which we are required to conduct will be conducted as planned or completed on schedule, if at all. Delays can be costly and could negatively affect our ability to complete any preclinical or clinical trials that we are required to conduct for our medical robotic system. If we are not able to successfully complete any such preclinical or clinical trials in a timely and cost-effective manner, we will not be able to obtain regulatory approval and/or will not be able to commercialize our medical robotic systems, which would have an adverse effect on our business.

To be able to market and sell our systems and related devices in other countries, we must obtain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals, and the time required for regulatory review vary from country to country. Obtaining and maintaining foreign regulatory approvals is expensive, and we cannot be certain that we will receive regulatory approvals in any foreign country in which we plan to market the SSi Mantra. If we fail to obtain regulatory approval in any foreign country in which we plan to market our systems and related devices, our ability to generate revenue will be harmed.

We currently have ISO 13485 (quality management system) approval, CDSCO approval for the manufacture, sale and distribution of our systems and related devices and a license to export our systems and related devices from India. These approvals allow us to market our systems and related devices in India and in 50 non-FDA and non-CE (EU) countries without further regulatory approval and in an additional 79 countries that require only minimal registration. We have received regulatory approval to market and sell our systems and related devices in Colombia, Ecuador, Guatemala, Indonesia, Kenya, Oman, Philippines, Sri Lanka, Ukraine and the United Arab Emirates, and have initiated the regulatory approval process, which if successful will allow us to market our systems and related devices in more than 50 countries within approximately one year.

We have also initiated the process to secure regulatory approvals from the FDA and the EU. However, there can be no assurance as to when we will secure any of the foregoing regulatory approvals, if at all.

If we do not obtain and maintain the necessary international regulatory approvals or certifications, we will not be able to sell our systems and related devices in other countries.

Even if we obtain regulatory approval, we will be subject to ongoing post-market regulatory scrutiny.

Because our medical robotic systems, if approved, will be commercially distributed, numerous post-market regulatory requirements apply, particularly in the U.S. We will be required to timely file various reports with the supervising agencies, including reporting to the FDA if our surgical robotic system has caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur. If these reports are not filed in a timely manner, regulators may impose sanctions and sales may suffer, and we may be subject to product liability or regulatory enforcement actions, all of which could harm our business.

If we initiate a correction or removal to reduce a posed health risk, we would be required to submit a publicly available report of correction and removal to the FDA and in many cases, similar reports to other regulatory agencies. This report could be classified by the FDA as a product recall which could lead to increased scrutiny by the FDA, other international regulatory agencies and our customers regarding the quality and safety of our systems and related devices. Furthermore, the submission of these reports has been and could be used by competitors against us in competitive situations and cause customers to delay purchase decisions or cancel orders, which would harm our reputation.

In the U.S., the FDA and the Federal Trade Commission (the “FTC”) also regulate the advertising and promotion of our surgical robotic system to ensure that the claims we make are consistent with our regulatory approvals, that there are adequate and reasonable data to substantiate our claims and that our promotional labeling and advertising is neither false nor misleading in any respect. If the FDA or FTC determines that any of our advertising or promotional claims are misleading, unsubstantiated or impermissible, we may be subject to enforcement actions, including warning letters, and we may be required to revise our promotional claims and make other corrections or restitutions.

The CDSCO, the FDA and many foreign regulatory authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement actions by such agencies, which may include any of the following sanctions:

●	adverse publicity, warning letters, fines, injunctions, consent decrees and civil penalties;

●	repair, replacement, refunds, recall or seizure of our systems and related devices;

●	operating restrictions, partial suspension or total shutdown of production; or

●	criminal prosecution.

We will be subject to inspection and marketing surveillance by the CDSCO, the FDA and various foreign agencies, to determine our compliance with regulatory requirements. If an agency finds that we have failed to comply, it can institute a wide variety of enforcement actions, ranging from a regulatory letter to a public warning letter to more severe civil and criminal sanctions, including the seizure of our systems and related devices and equipment or ban on the import or export of our surgical robotic systems. Our failure to comply with applicable requirements could lead to an enforcement action that may have an adverse effect on our business, prospects, financial condition and results of operations.

If defects are discovered in our surgical robotic system and related devices, we may incur additional unforeseen costs stemming from physicians, hospitals and other potential customers possibly not purchasing our systems and related devices and our reputation may suffer. This would have a material adverse effect on our business.

Our SSi Mantra system and related devices incorporate mechanical parts, electrical components, optical components and computer software, any of which can contain errors or failures, especially when first introduced. In addition, new systems and related devices or enhancements to them may contain undetected errors or performance problems that, despite testing, are discovered only after commercial shipment. Because our systems and related devices will be designed for use in complex surgical procedures, we expect that our customers will have an increased sensitivity to such defects. We cannot assure that our medical robotic systems and related devices will not experience component aging, errors or performance problems. If we experience flaws or performance problems, any of the following could occur:

●	delays in product shipments;

●	loss of revenue;

●	delay in market acceptance;

●	diversion of our resources;

●	damage to our reputation;

●	product recalls;

●	regulatory actions;

●	increased service or warranty costs; or

●	product liability claims.

The use of our surgical robotic systems exposes us to significant product liability and negligence risks, and our insurance coverage may be inadequate or unavailable; we may be unable to obtain or expand coverage as our business grows.

Our systems and related devices expose us to significant risks of product liability and negligence claims inherent in the design, manufacture, testing, labeling, training, marketing and sale of medical devices. We will face financial exposure to product liability claims if the use of our systems and related devices causes or is alleged to cause injury or death, including claims alleging design or manufacturing defects, failure to warn or provide adequate instructions, negligence in design or manufacturing, inadequate disclosure of risks, or misuse and off label use by third party users. There is also the possibility that defects in the design or manufacture of the SSi Mantra or its components might necessitate a product recall, field corrective action, safety alert or other remedial action, which could increase the likelihood and cost of claims and investigations.

Any weaknesses in user training, proctoring, servicing or support associated with our surgical robotic system, including reliance on newly hired personnel, independent distributors or contractors in new markets, may also subject us to product liability or negligence lawsuits. We may face liability even where an adverse event is attributable to user error, preexisting patient conditions, off label use or third party component failures supplied by others. Any such claims, regardless of merit or eventual outcome, could be costly to defend, divert management’s attention, damage our reputation, lead to adverse publicity and impair our ability to market our products, and could result in significant monetary damages or injunctive relief.

Although we currently maintain product liability insurance, our insurance coverage may be inadequate or unavailable to cover all losses. Our policies contain limits, deductibles, self-insured retentions and exclusions (which may include, for example, punitive damages or certain categories of claims), and therefore may not cover all types or amounts of liabilities. As we develop and launch new products with new features or enter additional geographic markets, we expect that we will need to increase, broaden or otherwise modify our insurance coverage. However, we may be unable to obtain additional or replacement insurance on commercially reasonable terms or at all, and any available coverage may not be sufficient to protect us against all potential losses. Insurance premiums are volatile and may increase substantially, and insurers may reduce or eliminate available coverages, impose broader exclusions or require higher retentions. In addition, one or more successful claims in excess of our coverage limits, or claims falling within policy exclusions or retentions, could require us to pay substantial amounts out of pocket, which would have a material adverse effect on our business, financial condition and results of operations. In addition, any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, harm our reputation in the industry, significantly increase our expenses and reduce product sales.

A product liability or negligence claim, recall or safety notice, with or without merit, could result in significant legal defense costs and other expenses, and could harm our reputation, reduce demand for our products and result in a decline in revenues. Legal actions also divert management’s attention from our business and could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may encounter manufacturing problems or delays that could result in lost revenue.

Manufacturing the SSi Mantra and related devices is a complex process. If demand for our systems and related devices grows, we may encounter difficulties in scaling-up production, including:

●	problems involving production yields;

●	quality control and assurance;

●	component supply shortages;

●	import or export restrictions on components, materials or technology;

●	shortages of qualified personnel; and

●	compliance with state, federal and foreign regulations.

If demand for our systems and related devices exceeds our manufacturing capacity, we could develop a substantial backlog of customer orders. If we are unable to obtain larger-scale manufacturing capabilities, our ability to generate revenues will be limited and our reputation in the marketplace could be damaged.

We could be subject to significant, uninsured losses, which may have a material adverse impact on our business, financial condition, or results of operations.

For certain risks, we do not maintain insurance coverage due to cost and/or availability. For example, we indemnify our directors and officers for third-party claims and do not carry insurance to cover that indemnity or the related underlying potential losses. Also, we do not carry, among other types of coverage, keyman or loss of profit insurance. In addition, in the future, we may not continue to maintain certain existing insurance coverage or adequate levels of coverage. Premiums for many types of insurance have increased significantly in recent years and, depending on market conditions and our circumstances, certain types of insurance, such as directors’ and officers’ insurance, may not be available in the future on acceptable terms or at all. Because we retain some portion of our insurable risks and, in some cases, we are entirely self-insured, unforeseen or catastrophic losses in excess of insurance coverage could require us to pay substantial amounts, which may have a material adverse impact on our business, financial condition, or results of operations.

We rely heavily on the consistent supply of components from overseas suppliers for our manufacturing operations.

We use several electric, electronic and mechanical components to manufacture our final products and a significant portion of these components are sourced from suppliers located outside of India. If any of these suppliers face disruptions in their operations or if any restrictions are placed on imports of these components into India, it could have an adverse impact on our manufacturing capabilities and cause us to not be able to deliver against orders on a timely basis which could impact our ability to generate revenues.

Reliance on sole- and single-sourced suppliers and our ability to purchase at acceptable prices a sufficient supply of materials could harm our ability to meet product demand in a timely manner or within budget.

We currently do not use any sole-source component suppliers and we believe that various alternative sources of supply are available. Notwithstanding the foregoing, there can be no assurance that in the event of a supply disruption, we will be able to obtain an alternative source of supply at commercially reasonable cost or that any supply disruption will not have a material adverse impact on our business.

We need to expand our sales and marketing capabilities and clinical and technical support team and the failure to do so could impair our ability to achieve profitability.

As we market and sell our systems and related devices outside of India, we need to expand our sales and marketing capabilities. We also need to expand our clinical and technical support team, who will support our sales and marketing organization by providing training, clinical and technical support and other services to our customers before and during the surgery. We will face significant challenges and risks in developing our sales and marketing organization, including:

●	our ability to recruit, train and retain adequate numbers of qualified sales and marketing and clinical and technical support personnel;

●	the ability of sales personnel to obtain access to leading surgeons and persuade adequate numbers of hospitals to purchase our systems and related devices;

●	costs associated with hiring, maintaining and expanding a sales and marketing organization; and

●	government scrutiny with respect to promotional activities in the healthcare industry.

If we are unable to successfully expand our sales and marketing organization and clinical and technical support team, we may be unable to generate revenue and may not become profitable and our customer relationships may be harmed, which would adversely impact our business, prospects, financial condition or results of operations.

Our markets are highly competitive and many of our competitors have significantly greater experience, longer operating histories and greater financial resources. If we cannot compete effectively, our business, prospects, financial condition or results of operations will be materially adversely impacted.

A number of companies manufacture and market or are developing and planning to market various robotic systems that are designed to be used in performing various surgical procedures. Many of these companies have significantly greater experience, longer operating histories and greater financial resources than we do.

We believe that the primary competitive factors in the market we address will be procedural capability, cost of operations, efficacy, ease of use, quality, reliability and effective sales support, training and service. If we cannot compete effectively, our business, prospects, financial conditions or results may be significantly harmed.

If we lose our key personnel or are unable to attract and retain additional personnel, our ability to compete will be harmed.

We are highly dependent on the principal members of our management, scientific and marketing teams, including our Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer – Americas. Our product development plans depend, in part, on our ability to attract and retain engineers with experience in mechanics, electronics, software development and associated skills and experienced individuals to expand our marketing and sales efforts. Attracting and retaining qualified personnel is and will remain critical to our success, and competition for qualified personnel is intense. We may not be able to attract and retain personnel on acceptable terms given constraints on the labor market, the competition for such personnel among technology and healthcare companies and universities, both in India and abroad. The loss of any of these persons or our inability to attract and retain qualified personnel could harm our business and our ability to compete.

We are party to employment and consulting agreements with our executive officers, but we do not currently have key man insurance in place for such persons.

We are subject to a variety of risks due to the substantial portions of our operations which are conducted in India.

Substantially all of our development, manufacturing, marketing and distribution activities are conducted at our facility in New Delhi, India. In addition, substantially all of our revenues to date from sales of our SSi Mantra and related devices have been from sales to customers in India. Our India operations are, and will continue to be, subject to a number of risks including:

●	the failure to obtain or maintain the same degree of protection against infringement of our intellectual property rights due to differing intellectual property protection laws in India from those in the U.S.;

●	Indian regulatory requirements that are subject to change and that could impact our ability to manufacture and sell our systems and related devices;

●	changes in tariffs, trade barriers and regulatory requirements, particularly in light of the aggressive tariff position being taken by the Trump administration;

●	local or national regulations in India that make it difficult or impractical to market or use our systems and related devices;

●	regulations imposed by the Reserve Bank of India (“RBI”), including those related to capital funding, pledging of assets, repatriation of funds and payment of dividends to U.S. corporations;

●	India’s relations with the governments of the other countries in which we operate;

●	the inability or regulatory limitations on our ability to export goods out of India;

●	the risks associated with foreign currency exchange rate fluctuations;

●	different labor relations laws and employee rights;

●	anti-corruption laws and other local laws prohibiting corrupt payments to governmental officials;

●	economic weakness, including inflation, political instability and war; and

●	business interruptions due to natural disasters, outbreak of disease, climate change and other events beyond our control.

Our international operations expose us to various risks which individually or in the aggregate could materially adversely affect our business.

Our international operations expose us to various risks, including delays or failures in obtaining or maintaining regulatory approvals, reliance on third-party distributors, foreign currency exchange rate fluctuations, trade restrictions, changes in healthcare regulations or reimbursement policies, and political, economic, or public health instability in foreign jurisdictions. These risks may increase our operating costs, disrupt supply chains, delay market entry or expansion, or reduce demand for our products. Any of these factors, individually or in the aggregate, could materially and adversely affect our business, financial condition, results of operations, and future prospects.

It may be difficult for you to enforce any judgment obtained in the U.S. against us, our directors or executive officers or our affiliates.

Many of our directors and executive officers reside in India. A substantial portion of our assets and the assets of many of these persons are also located outside of the U.S. As a result, you may be unable to effect service of process upon us outside of India or upon such persons outside their jurisdiction of residence. In addition, you may be unable to enforce against us in courts outside of India, or against these persons outside the jurisdiction of their residence, judgments obtained in courts of the U.S., including judgments predicated solely upon the federal securities laws of the U.S.

We have been advised by our Indian counsel that the U.S. and India do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the U.S. on civil liability, whether or not predicated solely upon the federal securities laws of the U.S., would not be enforceable in India. However, the party in whose favor such final judgment is rendered may bring a new suit in a competent court in India based on a final judgment that has been obtained in the U.S. The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. It is possible that a court in India may not award damages on the same basis as a foreign court if an action is brought in India. Furthermore, it is unlikely that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with Indian practice. A party seeking to enforce a foreign judgment in India is required to obtain approval from the RBI under the Foreign Exchange Management Act, 1999, to execute such a judgment or to repatriate any amount recovered.

If hospitals are unable to obtain coverage and reimbursement for procedures using our systems and related devices, if reimbursement is insufficient to cover the costs of purchasing our systems and related devices or if limitations are imposed by governments on the amount hospitals can charge for certain procedures, we may be unable to generate sufficient sales to support our business.

In the U.S., hospitals generally bill for the services performed with products such as ours to various third-party payors, such as Medicare, Medicaid, other government programs and private insurance plans. If hospitals do not obtain sufficient reimbursement from third-party payors for procedures performed with our systems and related devices, or if government and private payors’ policies do not cover surgical procedures performed using our systems and related devices, we may not be able to generate the revenues necessary to support our business. In addition, to the extent that there is a shift from an inpatient setting to outpatient settings, we may experience pricing pressure and a reduction in the number of procedures performed. Our success in markets outside the U.S. also depends on the eligibility of our systems and related devices for coverage and reimbursement through government-sponsored healthcare payment systems and third-party payors. Reimbursement practices vary significantly by country. Many markets outside the U.S. have government-managed healthcare systems that control reimbursement for new products and procedures. Other foreign markets have both private insurance systems and government-managed systems that control reimbursement for new products and procedures. Market acceptance of our systems and related devices may depend on the availability and level of coverage and reimbursement in a country within a particular time. In addition, healthcare cost containment efforts similar to those in the U.S. are prevalent in many of the other countries in which we sell, and intend to sell, our systems and related devices, and these efforts are expected to continue.

Tariff policies could hamper our ability to import our surgical robotic systems and related devices and otherwise market our surgical robotic systems and related devices in the U.S.

As a result of the 2024 U.S. Presidential Election, Donald J. Trump was elected President. Mr. Trump has sought to impose tariffs, at times upward of 100%, and has threatened to impose additional tariffs, on goods imported from various countries. We do not currently sell our surgical robotic systems and related devices into the U.S. as we are currently not approved to market our surgical robotic systems and related devices in the U.S. However, in the event that we obtain such approvals we may be subject to tariffs on goods imported from India unless our surgical robotic systems and related devices qualify for an applicable exemption. To the extent our surgical robotic systems and related devices are subject to tariffs and our potential U.S. customers determine the costs of our devices and systems are too high, we may be forced to suspend, reduce the scope of or permanently abandon the implementation of our plans with respect to the U.S. market, which could have material and adverse effects on our plans and strategic initiatives.

Our business is subject to complex and evolving laws and regulations regarding data privacy, data protection, artificial intelligence, and responsible use of data.

There are numerous laws and regulations that require us to protect the personal data we generate, collect, share, and process on behalf of ourself and/or our customers. In addition to U.S. federal and state privacy laws, there are various comprehensive privacy laws across the globe that we are or may become subject to and that impact our business whether related to customers, employees, products, clinical trials, recruitment, or product research and development. We may be subject to significant consequences, including penalties, fines, restrictions on processing personal information, and/or reputational harm for a data breach or failure to comply with such legal requirements.

For example, if we market in the EU, the European Union General Data Protection Regulation 2016/679 and applicable national supplementing laws (collectively, the “GDPR”) requires controllers and processors of data relating to an identifiable living individual or “personal data” to adhere to certain key principles whenever accessing or processing personal data. The EU Data Protection Authorities have been active in their commitment to enforcing the GDPR. The European Data Protection Board, as well as individual member states, continues to refine requirements under the GDPR resulting in increased obligations to demonstrate compliance through policies, procedures, training, transfer impact assessments, privacy notices, and audits. Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the U.S., and the efficacy and longevity of current transfer mechanisms between the European Economic Area (“EEA”) and the U.S. remains uncertain. The GDPR provides that EEA member states may, in some circumstances, make their own laws that are more restrictive or prescriptive than GDPR, such as has occurred in France and Germany. Failure to comply with the requirements of the GDPR and the applicable EEA member state laws may result in significant fines, regulatory investigations, reputational damage, orders to cease/change data processing activities, enforcement notices, assessment notices (for a compulsory audit), and/or civil claims (including class actions). Compliance with data protection obligations imposed by the GDPR and EEA member state laws may be onerous and if we market to the EEA it could adversely affect our business, financial condition, or results of operations.

We are subject to applicable privacy laws in India and other foreign jurisdictions in which we market and sell the SSi Mantra.

If we market to the U.S., the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and regulations implemented thereunder, (“HIPAA”), imposes privacy, security, and breach notification obligations on covered entities and their business associates to ensure the confidentiality, integrity, and availability of individually identifiable health information. Entities that are found to be in violation of HIPAA, as a result of a breach of unsecured protected health information, a complaint about privacy practices, or an audit by the U.S. Department of Health and Human Services (“HHS”), may be subject to significant civil, criminal, and administrative fines and penalties and/or additional reporting and oversight obligations if they are required to enter into a resolution agreement and corrective action plan with HHS through settlement agreements.

Further, in the U.S., when HIPAA does not apply, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair and/or deceptive acts or practices in violation of Section 5(a) of the FTC Act. The FTC has the authority to initiate enforcement actions against entities that make deceptive statements about privacy and data sharing in privacy policies, fail to limit third-party use of personal health information, fail to implement policies to protect personal health information, or engage in other unfair practices that harm customers or that may violate Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in proportion to the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Additionally, federal and state consumer protection laws are increasingly being applied by the FTC and states’ attorneys general to regulate the collection, use, storage, and disclosure of personal information, through websites or otherwise, and to regulate the presentation of website content.

At the state level, multiple states have comprehensive consumer privacy laws enacted. Notably, the California Consumer Privacy Act, as amended by the California Privacy Rights Act (“CCPA”) gives California residents expanded rights to access, correct, and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA allows for significant fines by the California attorney general as well as a private right of action from individuals in relation to certain security breaches. Similar laws have passed in other states and are continuing to be proposed at the state and federal level, reflecting the continuing trend toward more stringent privacy legislation in the U.S. These developments are increasing our compliance obligations and risk, including risks of regulatory fines, litigation, and associated reputational harm.

Any failure, or perceived failure, by us to comply with or make effective modifications to our policies or to comply with any federal, state, or international privacy, data-retention, or data-protection-related laws, regulations, orders, or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of customer confidence, damage to our brand and reputation, and a loss of customers, any of which could have an adverse effect on our business. In addition, various federal, state, and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data-retention, and data-protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business or our reputation with customers. For example, some countries have adopted laws mandating that some personal information regarding customers in their country be maintained solely in their country. Having to maintain local data centers and redesign products, services, and business operations to limit personal information processing to within individual countries could increase our operating costs significantly.

The European Strategy for Data includes a collection of laws focused on ensuring fundamental principles (including doing business in an ethical way, respecting fundamental rights of individuals, not exploiting individuals, and transparency in collection and use of data) are promoted and adhered to in support of innovation for the benefit of the community. In particular, the AI Act, European Health Data Space, and Data Act and Data Governance Acts regulate personal and non-personal data as well as artificial intelligence. These laws are meant to be read and interpreted together (and in concert with the GDPR), ensuring that innovation respects individuals’ fundamental rights and that businesses act with integrity. The Data Act and European Health Data Space Act provide individual and organizational users of certain systems and devices the right to access a broad range of information not previously available and include, in some cases, rights to secondary uses of such data. These obligations may be interpreted in ways that require us to modify our business practices and products to maintain compliance, potentially increasing costs and operational complexity.

Moreover, some of the AI features of our products involve, or may involve, the processing of personal data and may be subject to laws, policies, legal obligations, and codes of conduct related to privacy and data protection, each of which may be interpreted in ways that may affect the way in which we engage with machine learning and require us to make changes to our business practices and products to comply with such obligations. Our use of AI technologies may involve the storage and transmission of confidential or sensitive information, including personal information of employees, customers, and others, as well as protected health information of clients’ patients. In addition, due to the sensitive nature of the information, the security features of our computers and systems, network, and communications systems infrastructure are critical to the success of our business.

We operate in a highly competitive global medical device and surgical robotics market characterized by rapid technological change, pricing pressure, and the presence of well-capitalized competitors with greater financial, regulatory, manufacturing, and commercial resources than we have.

Our competitors may have established brand recognition, larger installed bases, longer operating histories, and broader customer relationships, which may enable them to respond more effectively to market changes or engage in aggressive pricing, bundling, or promotional strategies. As a result, we may experience reduced demand for our products, longer sales cycles, pricing pressure, or loss of market share, any of which could materially and adversely affect our business, results of operations, and financial condition.

Risks Related to Our Intellectual Property

If we are unable to protect the intellectual property for our systems and related devices from use by third parties, our ability to compete in the market will be harmed.

Our commercial success will depend in part on patents. We have filed and plan on obtaining additional patents and other intellectual property protection for the technologies developed and to be developed for our systems and related devices, and on successfully defending our patents and other intellectual property against third party challenges.

We may incur substantial costs in obtaining patents and, if necessary, defending our proprietary rights. The patent positions of medical device companies, including ours, can be highly uncertain and involve complex and evolving legal and factual questions. We cannot assure you that we will obtain the patent protection we seek or that the protection we receive will be found valid and enforceable if challenged. We also cannot assure you that we will be able to develop additional patentable proprietary technologies. If we fail to obtain adequate protection of our intellectual property, or if any protection we obtain is reduced or eliminated, others could use our intellectual property without compensating us, resulting in harm to our business. We may also determine that it is in our best interests to voluntarily challenge a third party’s products or patents in litigation or administrative proceedings, including patent interferences or reexaminations. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S.

In addition to patents, we may rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our systems and related devices. If these measures do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in developing our systems and related devices may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. We also realize that our trade secrets may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing any of our intellectual property rights, or may design around our proprietary technologies, which would harm our ability to compete in the market.

Moreover, a portion of our intellectual property has been assigned to us from one or more third parties. While we have conducted diligence with respect to such intellectual property, because we did not participate in the development or prosecution of such intellectual property, we cannot guarantee that our diligence efforts identified and/or remedied all issues related to such intellectual property, including potential ownership errors, potential errors during prosecution of such intellectual property and potential encumbrances that could limit our ability to enforce such intellectual property rights.

Others may assert that our systems and related devices infringe on their intellectual property rights, which may cause us to engage in costly disputes and, if we are not successful in defending ourselves, could also require us to pay substantial damages, prohibiting us from selling our systems and related devices.

There may be U.S. and foreign patents which are issued to third parties that relate to our systems and related devices. We do not know whether any of these patents, if challenged, would be held valid, enforceable and infringed. The medical device industry has been characterized by extensive litigation and administrative proceedings regarding patents and other intellectual property rights, and companies have employed such actions to gain a competitive advantage. Our competitors, many of which have substantially greater resources and have made substantial investments in patent portfolios and competing technologies, may have applied for or obtained, or may in the future apply for or obtain patents or other intellectual property that will prevent, limit or otherwise interfere with our ability to make, use, sell and/or export our systems and related devices, services or use of our technologies or product names. As the number of competitors in our market grows and the number of patents issued in this area increases, the possibility of patent infringement claims against us may increase. Moreover, individuals and groups that are non-practicing entities, commonly referred to as “patent trolls,” purchase patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements. Additionally, our systems and related devices include components that we purchase from suppliers and may include design components that are outside of our direct control. If third parties in any patent action are successful, our potential patent portfolio may be damaged, we may have to pay substantial damages, including treble damages, and we may be required to stop selling our systems and related devices or obtain a license which, if available at all, may require us to pay substantial royalties. We cannot be certain that we will have the financial resources or the substantive arguments to defend our patents from infringement or claims of invalidity or unenforceability, or to defend against allegations of infringement of third-party patents. Some of our competitors may be able to sustain the costs of litigation or administrative proceedings more effectively than we can because of greater financial resources and more mature and developed intellectual property portfolios. In addition, any public announcements related to litigation or administrative proceedings initiated by us, or initiated or threatened against us, could cause our stock price to decline.

Even if we believe third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor, including on questions of infringement, validity, enforceability or priority of patents. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable, and infringed, which could materially and adversely affect our ability to commercialize any systems and related devices or technology we may develop and any other products or technologies covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof.

We may be forced to litigate to enforce or defend our intellectual property rights.

We may be forced to litigate to enforce or defend our intellectual property rights against infringement by competitors, and to protect our trade secrets against unauthorized use. In so doing, we may place our intellectual property at risk of being invalidated, unenforceable or limited or narrowed in scope and may no longer be used to prevent the manufacture and sale of competitive products. Further, an adverse result in any litigation or other proceedings before government agencies such as the U.S. Patent and Trademark Office (the “USPTO”) and comparable foreign patent authorities may place pending applications at risk of non-issuance. Further, interference proceedings, derivation proceedings, entitlement proceedings, ex parte reexamination, inter partes reexamination, inter partes review, post-grant review and opposition proceedings provoked by third parties or brought by the USPTO or any foreign patent authority may be used to challenge inventorship, ownership, claim scope or validity of our patent applications. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential and proprietary information could be compromised by disclosure during this type of litigation.

Intellectual property disputes could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and/or management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the market price of our shares. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of litigation proceedings more effectively than we can because of their greater financial resources and personnel. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to conduct our clinical trials, continue our internal research programs, in-license needed technology or enter into strategic collaborations that would help us bring our technologies to market. Additionally, we may be obligated to indemnify our customers or business partners in connection with litigation and to obtain licenses or refund subscription fees, which could further exhaust our resources. As a result, uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

The rights and measures we rely on to protect the intellectual property underlying our systems and related devices may not be adequate to prevent third parties from using our technology, which could harm our ability to compete in the market.

In addition to patents, we rely on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our systems and related devices. If they do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in developing our systems and related devices may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. For a variety of reasons, we may decide not to file for patent, copyright or trademark protection outside the U.S. We also realize that our trade secrets may become known through other means not currently foreseen by us. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and systems and related devices without infringing any of our intellectual property rights or may design around our proprietary technologies.

Obtaining and maintaining patent protections depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment, examination and other deadlines or requirements during the patent application process. In addition, periodic maintenance fees on issued patents often must be paid to the USPTO and foreign patent agencies over the lifetime of the patent. While an unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to monitor and attend to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our systems and related devices, we may not be able to stop a competitor from marketing products that are the same as or similar to our systems and related devices, which would have a material adverse effect on our business.

Additionally, patent offices in certain jurisdictions including the USPTO impose a duty to disclose information known to be material to patentability during the application process of a patent. Failure to disclose such information may result in the patent being found invalid or unenforceable. If one or more of our patents are invalidated or found to be unenforceable due to our failure to disclose such information, we could lose certain market exclusivity afforded by those patents and potential competitors could more easily bring products to the market that directly compete with our systems and related devices, which could have a material adverse effect on our business and financial condition.

We may be subject to claims by third parties claiming ownership of what we regard as our own intellectual property.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we cannot be certain in the future that such agreements have been executed by all parties who may have contributed to our intellectual property. Our and their assignment agreements may not be self-executing or may be breached and we may not have an adequate remedy for such breach. Furthermore, local laws in the jurisdictions in which we operate may place restrictions on our ability to obtain assignments or the assignment of intellectual property rights in our agreements with employees, consultants and advisors may not be sufficient, or the assignment agreements may be breached. We may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. Our former employees or consultants and any other partners or collaborators who have access to our proprietary know-how, information or technology may assert an ownership right in our patents, patent applications or other intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel which could have a material adverse effect on our competitive business position and prospects. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or systems and related devices, which may not be available on commercially reasonable terms or at all. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

We may be unsuccessful in licensing or acquiring intellectual property rights from third parties that may be necessary to develop, manufacture and/or commercialize our current and/or future systems and related devices or services.

A third party may hold intellectual property rights, including patent rights, which are important or necessary to the development, manufacture and/or commercialization of our current and/or future products or services, in which case we would need to acquire or obtain a license to such intellectual property rights from such third party. A third party that perceives us to be a competitor may be unwilling to assign or license its intellectual property rights to us. In addition, the licensing or acquisition of third-party intellectual property rights is a competitive area, and other companies may also pursue similar strategies to license or acquire such third party’s intellectual property rights. Some of these companies may be established and may have a competitive advantage over us due to their size, capital resources and greater development, manufacture and commercialization capabilities. We also may be unable to license or acquire third-party intellectual property rights on commercially reasonable terms that would allow us to make an appropriate return on our investment, or at all, or we may be unable to obtain any such license or acquisition at all. If we are unable to successfully obtain rights to necessary third-party intellectual property rights, we may not be able to develop, manufacture or commercialize our current and/or future systems and related devices or services, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Status as a Public Company

We are subject to the periodic reporting requirements of the Exchange Act that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel must review and assist in the preparation of such reports. The incurrence of such costs is an expense to our operations and thus has a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Our management has reported that our disclosure controls and procedures and our internal control over financial reporting were not effective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of our Company are being made only in accordance with authorizations of our management and/or directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Management, with the participation of our Chief Executive Officer and Chief Financial Officer, has conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2025, based on the framework set forth in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2025 due to the material weaknesses described below:

●	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act.

●	We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.

The Company has been addressing and remediating these material weaknesses with the support and assistance of the accounting and financial staff employed by our Indian operating subsidiary. We have enhanced the review process for significant transactions to ensure proper accounting treatment under applicable guidelines and have engaged the external experts to provide guidance to the Company staff in the areas of financial reporting, internal controls, and enterprise risk management and assist it in the application of accounting principles to complex transactions. This external expert group is also helping the Company in strengthening its existing internal controls, policies and Standard Operating Procedures (“SOPs”) in all of our major functional areas.

In addition, we have also engaged the services of external experts in the field of designing, development and implementation of a comprehensive cloud-based Enterprise Resource Planning (“ERP”) system. The ERP implementation process involves a detailed process study of each of our business functions and engagement with their respective process owners, identifying their linkages with other business functions and designing report formats, data sourcing and customizing the ERP system and training of the respective teams to meet the business data flow and reporting requirements of each business function. Rollout of this new cloud-based ERP system which is designed to integrate all business functions within the accounting and financial department, will help us to further address the abovementioned weaknesses.

There can be no assurance that our remediation efforts will effectively remedy the identified weaknesses or that additional material weakness in our internal control over financial reporting will be identified in the future. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our securities to decline. We could also become subject to investigation by Nasdaq, the SEC, or other regulatory authorities, which would require additional financial and management resources and attention.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

Risks Related to Our Common Stock

Our Chairman and Chief Executive Officer, who is our principal and controlling shareholder, holds approximately 55.85% of the combined voting power of the Company, which gives him the ability to control our business and may limit or eliminate minority shareholders’ ability to influence corporate affairs.

As of the date of this prospectus, Dr. Sudhir Srivastava, Chairman and Chief Executive Officer, beneficially owns approximately 55.85% of our issued and outstanding common stock. In addition, he beneficially owns all of our Series A Preferred Shares, which vote together with the common stock as a single class and afford the holder 51% of the total voting power of the Company, regardless of the number of shares of common stock outstanding. The Series A Preferred Shares are not convertible into common stock, however the Series A Preferred Shares are automatically redeemed by the Company for nominal consideration at such time as the holder owns less than 50% of the shares issued to it. Together, Dr. Srivastava holds approximately 55.85% of the total voting power of the Company and therefore is our principal and controlling shareholder, and following this offering will be able to determine the outcome of all matters requiring shareholder approval. For example, Dr. Srivastava will be able to control the election of directors, amendment of our organizational documents or approval of any merger, sale of assets or other major corporate transactions. This may prevent or discourage unsolicited acquisition proposals, offers for our common stock or consummation of other corporate matters that you may believe are in your best interest as one of our shareholders.

Although eligible, we have elected not to take advantage of Nasdaq’s controlled company governance exemptions applicable to the composition of its board of directors, compensation, nominating and corporate governance committees.

The market price and trading volume of our common stock may be volatile and may be affected by economic conditions beyond our control.

The market price of our common stock is likely to be volatile. Some specific factors that could negatively affect the price of our common stock or result in fluctuations in its price and trading volume include:

●	regulatory actions with respect to our SSi Mantra system or our competitors’ products;

●	actual or anticipated fluctuations in our quarterly operating results or those of our competitors;

●	publication of research reports by securities analysts about us or our competitors in the industry;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	issuances by us of debt or equity securities;

●	litigation involving the Company, including shareholder litigation, investigations or audits by regulators into the operations of SSi or proceedings initiated by our competitors or customers;

●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

●	the passage of legislation or other regulatory developments affecting us or our industry and fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	trading volume of our common stock;

●	sales or perceived potential sales of our common stock by our directors, senior management or our shareholders in the future;

●	short selling or other market manipulation activities;

●	announcement or expectation of additional financing efforts;

●	terrorist acts, acts of war or periods of widespread civil unrest;

●	natural disasters, pandemics and other calamities;

●	changes in market conditions for medical device stocks; and

●	conditions in the U.S. financial markets, the fluctuations in tariff policies under the Trump administration or changes in general economic conditions.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our common stock, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our common stock could be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, the price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock. Under its bank overdraft facility with HDFC Bank, SSI–India is prohibited from declaring and paying dividends, which effectively makes us, as a parent holding company, unable to declare and pay dividends as well.

Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to holders of our common stock.

Our Amended and Restated Articles of Incorporation allows us to issue shares of preferred stock without any vote or further action by our shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our Amended and Restated Articles of Incorporation, Bylaws, employment agreements with our executive officers and appointment agreements with our directors, provide for indemnification of directors and officers at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of executive officers and/or directors.

Our Amended and Restated Articles of Incorporation, Bylaws, employment agreements with our executive officers and appointment agreements with our directors provide for the indemnification of officers and directors. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Raising additional funds through debt or equity financing could be dilutive or restrictive and may cause the market price of our securities to decline.

We expect to raise some or all of the funds we need to develop, manufacture and market our systems and related devices by selling our securities, including but not limited to sales of our common stock, in private or public offerings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be substantially diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic collaborations or partnerships, or marketing, distribution or licensing arrangements with third parties, we may be required to limit valuable rights to our intellectual property, technologies, product candidates or future revenue streams, or grant licenses or other rights on terms that are not favorable to us. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

The anti-takeover provisions of our charter documents and Florida law could affect shareholders.

Certain provisions of our Amended and Restated Articles of Incorporation and Bylaws may have anti-takeover effects and may delay, defer or prevent a takeover attempt of the Company. In addition, Florida has enacted legislation that may deter or hinder takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not have any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation or their affiliates.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our common stock.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement, or prevent future non-compliance with the listing requirements of Nasdaq. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

The sale of the Shares registered for resale hereunder and future sales of substantial amounts of other common stock in the public market, or the perception that such sales may occur, may cause the market price of our shares of common stock to decline significantly.

The Shares being offered for resale by the selling shareholders in this prospectus represent approximately 13.2% of our total outstanding shares as of May 1, 2026. The sale of the Shares in the public market, or the perception that the sale of a large number of shares of common stock by us or the selling shareholders is expected to occur, could significantly reduce the market price of our common stock.  We cannot predict if and when the selling shareholders may sell their Shares in the public markets.  Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our common stock price to decline.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability” rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine that the investment is in the customer’s “best interest” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, contain certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Those statements appear in this prospectus, and include statements regarding the intent, belief or current expectations of our Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” above.

Forward-looking statements in this prospectus may include, without limitation, statements regarding:

(i)	the plans and objectives of management for future operations, including plans or objectives relating to the development of our surgical robotic systems,

(ii)	the timing or likelihood of regulatory filing, approvals and required licenses for our surgical robotic systems;

(iii)	our ability to adequately protect our intellectual property rights and enforce such rights to avoid violation of the intellectual property rights of others;

(iv)	the timing, costs and other aspects of the commercial launch of our surgical robotic systems;

(v)	our estimates regarding the market opportunity, clinical utility, potential advantages and market acceptance of our surgical robotic systems;

(vi)	the impact of government laws and regulations;

(vii)	the potential effect U.S. tariff policies may have on our ability to import our surgical robotic systems and related devices into the U.S., once approval to market has been obtained;

(viii)	our ability to recruit and retain qualified research and development personnel;

(ix)	difficulties in maintaining commercial scale manufacturing capacity and capability and our ability to generate growth;

(x)	uncertainty in industry demand;

(xi)	general economic conditions and market conditions in our industry;

(xii)	future sales of large blocks of our securities, which may adversely impact our share price;

(xiii)	the depth of the trading market in our securities;

(xiv)	a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items; and

(xv)	our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC.

These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement contained herein, whether as a result of new information, future events or otherwise. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from sales of Shares by the selling shareholders. If and when the RPC Warrants and the HCW Warrants are exercised, we will receive their respective exercise prices of $3.45 and $8.89 per Share. Any proceeds from the exercise of the RCP Warrants and the HCW Warrants and sale of securities by us will be used for working capital and other general corporate purposes, as determined by our Board of Directors, and disclosed, if applicable, in a supplement to this prospectus.

SELLING SHAREHOLDERS

References to the “selling shareholders” in this prospectus mean the individuals and the entities listed in the table below and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the offered shares as a result of a transfer not involving a public sale.

The selling shareholders named below, together or separately, may, from time to time offer or sell pursuant to this prospectus up to an aggregate of 5,016,500 Shares. The table below describes, as of May 1, 2026, each selling shareholder’s beneficial ownership of our common stock according to the information available to us as of the date of this prospectus.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling shareholders. The selling shareholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling shareholders named below actually will offer to sell Shares pursuant to this prospectus, or the number of Shares that each of them will offer.

Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Shares covered by this prospectus, we cannot determine the number of Shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of our shares of common stock that will be held by the selling shareholders upon termination of any particular offering or sale. See “Plan of Distribution.” For purposes of the table below, we assume the sale of all Shares offered by the selling shareholders pursuant to this prospectus.

The number of shares of our common stock beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within sixty (60) days, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

Any selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Based upon the applicable facts and circumstances, including when and how each selling shareholder’s respective shares of common stock were acquired, none of the selling shareholders believes that it should be considered an “underwriter” within the meaning of such term under the Securities Act.

The following table sets forth, as of the date of this prospectus, the names of the selling shareholders, the number of Shares that each selling shareholder may offer pursuant to this prospectus and the number of shares of common stock owned by each selling shareholder prior to and after the offering. Solely for purposes of the table below, we have assumed that the selling shareholders will sell all of the offered Shares and will make no other purchases or sales of shares of our common stock. We cannot predict when, or in what amount, the selling shareholders may sell any of the Shares offered by them in this prospectus, if at all.  No selling shareholder (or any entity or person who has control over a selling shareholder) has or had a position, office or other material relationship with us in the past three years other than with respect to participation in the Private Placement or in the case of the RCP Warrants issued to Roth Capital Partners LLC or the HCW Warrants issued to the designees of H.C. Wainwright & Co. LLC, rendering investment banking services by such FINRA member firms to SSi.

Information concerning the selling shareholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary.

	Ownership Before Offering				Ownership After Offering (1)
	Number of	Percentage of			Number of	Percentage of
	shares of	shares of		Total number	shares of	shares of
	common stock	common stock		of shares of	common stock	common stock
	beneficially	beneficially		common stock	beneficially	beneficially
Selling Shareholders	owned	owned		offered	owned	owned
Clayton Allen Kaiser	90,000	*	%	90,000	—	*	%
Trevor Armstrong	33,500	*	%	33,500	—	*	%
Andrew M. Economos	6,778,429	3.39%		333,333	6,445,096	3.22%
Christopher A. Mowan	250,000	*	%	250,000	—	*	%
Koko Kiki Family Holdings LP(1)	166,666	*	%	166,666	—	*	%
Fahad A. Tahir	83,334	*	%	83,334	—	*	%
Steven Marc Nagel	666,667	*	%	666,667	—	*	%
Mazzuca Family Revocable Living Trust(2)	150,000	*	%	150,000	—	*	%
G2 Capital LLC(3)	200,000	*	%	200,000	—	*	%
Evelio Rodriguez	68,000	*	%	68,000	—	*	%
Manipal Global Health Services(4)	15,949,070	7.97%		1,000,000	14,949,070	7.47%
Hood River International Opportunity Fund	833,333	*	%	833,333	—	*	%
Daniel Walter Kaiser	33,333	*	%	33,333	—	*	%
Kenneth Richard Foster	65,000	*	%	65,000	—	*	%
James H. Dixon III	60,500	*	%	60,000	500	*	%
Jorge L. Bouza	33,333	*	%	33,333	—	*	%
Patel Family Dynasty Trust(5)	100,000	*	%	100,000	—	*	%
Stanley W. Peters III	100,000	*	%	100,000	—	*	%
Ruth Portacci	50,000	*	%	50,000	—	*	%
Jason Eric Evans	50,000	*	%	50,000	—	*	%
Michael Corey Ridgway	25,000	*	%	25,000	—	*	%
Kishore Dass	83,334	*	%	83,334	—	*	%
Roth Capital Partners, LLC(6)	41,667	*	%	41,667	—	*	%
Craig Schwabe(7)	115,000	*	%	115,000	—	*	%
Charles Worthman(7)	5,000	*	%	5,000	—	*	%
Michael Vasinkevish(7)	380,000	*	%	380,000	—	*	%
Total	26,411,166	13.2%		5,016,500	21,394,666	10.69%

*	Less than one percent (1%)

(1)	Tommy Pierce is the trustee of Koko Kiki Family Holdings LP and holds voting and dispositive control of the shares of common stock owned by Koko Kiki Family Holdings LP.

(2)	Phillip John Mazzuca and Janice Marie Mazzuca are trustees of the Mazzuca Family Revocable Living Trust and hold voting and dispositive control of such shares of common stock.

(3)	Michael Greco is the Managing Member of G2 Capital LLC and holds voting and dispositive control of the shares of common stock owned by G2 Capital LLC.

(4)	Ranjan Ramdas Pai, Srinivas Ranganathan, Savinilorna Payandi Pillay Ramen, Nikhil Verma and Narendra Kini are the directors of Manipal Global Health Services and hold voting and dispositive control of the shares of common stock owned by Manipal Global Health Services.

(5)	Sejal Patel is the trustee of the Patel Family Dynasty Trust and holds voting and dispositive control of the shares of common stock owned by the Patel Family Dynasty Trust.

(6)	Represents Shares underlying the RPC Warrants.

(7)	Represents Shares underlying the HCW Warrants.

PLAN OF DISTRIBUTION

We are registering the securities, and in the case of the selling shareholders, the Shares covered by this prospectus on both our behalf and that of the selling shareholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling shares of common stock will be borne by both the Company and the selling shareholders, respectively, according to the allocation of shares sold. We or the selling shareholders may offer and sell securities and shares of common stock from time to time in one or more transactions. The selling shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we or the selling shareholders sell securities covered by this prospectus, we or the selling shareholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The selling shareholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents.

In connection with sales of the Shares covered by this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell the Shares covered by this prospectus short and the selling shareholders may deliver Shares to close out short positions and to return borrowed shares of common stock in connection with such short sales. The Selling Shareholders may also loan or pledge Shares covered by this prospectus to broker-dealers that in turn may sell such shares of common stock, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Shares covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders may also transfer and donate Shares covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling shareholder that is an entity may elect to make an in-kind distribution of Shares covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Shares pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling shareholders and will be entitled to sell such Shares pursuant to this prospectus.

Agents who may become involved in the sale of securities covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

In effecting sales, the selling shareholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders and/or from the purchasers Shares covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling shareholder and any broker-dealer or agent regarding the sale the Shares by the selling shareholders.

The selling shareholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Shares covered by this prospectus may be “underwriters” under the Securities Act with respect to those Shares and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling shareholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such Shares acquired as principal, may constitute underwriting discounts and commissions. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the selling shareholders to sell the Shares covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such Shares for sale in those states unless an exemption from registration and qualification is available and the selling shareholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to Sales of shares of common stock in the market and to the activities of the selling shareholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the Shares covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

If any selling shareholders notifies us that he, she or it has entered into any material arrangement with a broker-dealer for the sale of Shares covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

●	the number of Shares involved in the arrangement;

●	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such Shares, as required;

●	the proposed selling price to the public;

●	any discount, commission or other underwriting compensation;

●	the place and time of delivery for the Shares being sold;

●	any discount, commission or concession allowed, reallowed or paid to any dealers; and

●	any other material terms of the distribution of Shares.

In addition, if any of the selling shareholders notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling shareholders intends to sell any Shares covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

Any shares of our common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. See “Where You Can Find More Information.” For a complete description, you should refer to our amended and restated certificate of incorporation, as amended and our bylaws, copies of which have been publicly filed with the SEC.

General

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 200,131,535 shares of common stock and 1,000 shares of Series A Preferred Shares, were issued and outstanding.

Common Stock

The shares of common stock presently outstanding are fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

General

Our board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. While our Amended and Restated Articles of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

Series A Preferred Shares

The 1,000 issued and outstanding shares of preferred stock which are designated as the Series A Preferred Shares were issued to Sushruta, Dr. Sudhir Srivastava’s Bahamian holding company, in connection with the consummation of an April 14, 2023 merger with CardioVentures, Inc. (the “CardioVentures Merger”).

The Series A Preferred Shares vote together with shares of our common stock as a single class on all matters presented to a vote of shareholders, except as required by law and entitle the holder to exercise 51% of the total combined voting power of the Company, without regard to the number of shares of common stock outstanding. The Series A Preferred Shares are not convertible into common stock, do not have any dividend rights and have a nominal liquidation preference. The Series A Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series A Preferred Shares are automatically redeemed by the Company for nominal consideration at such time as the holder owns less than 50% of the shares issued to it in connection with the CardioVentures Merger.

DESCRIPTION OF WARRANTS

We are registering warrants to purchase common stock, preferred stock, debt securities, or any combination thereof (“Warrants”). We may issue Warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of Warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any Warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such Warrants that remain unpurchased upon the expiration of such Warrants. The issuance of Warrants is subject to our amended and restated articles of incorporation, by laws, the Florida Business Corporation Act (the “FBCA”) and the approval of the Company’s board of directors.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the Warrants offered thereby, including the following:

●	the title of the Warrants;

●	the aggregate number of the Warrants;

●	the price or prices, if any, at which the Warrants will be issued;

●	the currency or currency units in which the offering price, if any, and the exercise price, are payable;

●	the extent to which the Warrants are not transferable;

●	the designation, number or principal amount and terms of the debt securities and/or common stock and/or preferred stock purchasable upon exercise of the Warrants;

●	the designation and terms of the other securities, if any, with which the Warrants are issued and the number of Warrants issued with each security;

●	the date, if any, on and after which the Warrants and the related underlying securities will be separately transferable;

●	the price at which each underlying security purchasable upon exercise of the Warrants may be purchased;

●	the date on which the right to exercise the Warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout the period, the specific date or dates on which you may exercise the Warrants;

●	whether the Warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a Warrant included in a Unit (as hereinafter defined) will correspond to the form of the Unit and of any security included in that Unit;

●	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the maximum or minimum number of the Warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	in connection with Warrants denominated as Rights (as hereinafter defined), the extent of any over-subscription privilege with respect to unsubscribed securities;

●	the anti-dilution provisions of the Warrants, if any;

●	any redemption or call provisions;

●	whether the Warrants may be sold separately or with other securities as part of Units;

●	any material U.S. federal income tax consequences;

●	the material terms of any standby underwriting arrangement entered into by us in connection with any Warrants; and

●	any other terms of the Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the Warrants.

DESCRIPTION OF RIGHTS

We may issue to our shareholders Rights to purchase our common stock, preferred stock or debt securities, or any combination thereof (“Rights”), The following description sets forth certain general terms and provisions of the Rights that we may offer pursuant to this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement. The particular terms of the Rights and the extent, if any, to which the general terms and provisions may apply to the Rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the Rights, rights agreement (if any) or Rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement (if any) and Rights certificate for additional information before you decide whether to purchase any of our Rights.

Rights may be issued independently or together with any other security offered by this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement, and may or may not be transferable by the shareholder receiving the Rights in the Rights offering. Each series of Rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The Rights agent, if any, will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the Rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of Rights certificate will be filed with the SEC each time we issue Rights, and you should read that document for provisions that may be important to you. The issuance of Rights is subject to our amended and restated articles of incorporation, by laws, the FBCA and the approval of the Company’s board of directors.

The applicable prospectus supplement relating to any Rights will describe the terms of the offered Rights, including, where applicable, the following:

●	the date for determining the shareholders entitled to the Rights distribution;

●	the exercise price for the Rights;

●	the number of Rights issued to each shareholder and the aggregate number of Rights issued;

●	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the Rights;

●	the number and terms (to the extent applicable of the common stock, preferred stock or debt securities which may be purchased per Right;

●	the extent to which the Rights are transferable and the date, if any, on and after the Rights may be separately transferred;

●	the date on which the right to exercise the Rights will commence and the date on which the right to exercise the Rights will expire;

●	the method by which holders of Rights will be entitled to exercise;

●	the conditions to the completion of the offering; if any;

●	the withdrawal, termination and cancellation rights, if any;

●	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering; and

●	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Common Shares or other securities, as applicable, purchasable upon exercise of the Rights. The issuance of rights agreements is subject to our amended and restated articles of incorporation, by laws, the FBCA and the approval of the Company’s board of directors.

The Rights agent (if any) for any Rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement (“Debt Securities”). We may issue senior Debt Securities or subordinated Debt Securities under separate indentures between us and an indenture trustee to be named in a prospectus supplement, which may be supplemented or amended from time to time following their execution. The senior Debt Securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. The subordinated Debt Securities will be our direct, unsecured general obligations. The subordinated Debt Securities will be subordinate and junior in right of payment to all senior indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation, or reorganization, to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Senior Debt Securities would be issued under a senior indenture and subordinated Debt Securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the “indenture,” and collectively as the “indentures.” We will file the indentures as an exhibit to a Current Report on Form 8-K or as an amendment to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus.

The particular terms of a series of Debt Securities will be described in a prospectus supplement relating to such series of Debt Securities. The indentures will be subject to and qualified under by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of Debt Securities that we may issue, and neither the senior Debt Securities nor the subordinated Debt Securities will be secured by any of our property or assets. Thus, by owning Debt Securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of Debt Securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus and their terms may vary from the description set forth herein. Because this section is a summary, it does not describe every aspect of the Debt Securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of Debt Securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The Debt Securities may be denominated and payable in U.S. dollars. We may also issue Debt Securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue Debt Securities as part of any Units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the Debt Securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating interest rate.

We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

If we denominate the purchase price of any of the Debt Securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable prospectus supplement.

The prospectus supplement will set forth, among other things:

●	the title of Debt Securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the Debt Securities;

●	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

●	any limit on the aggregate principal amount of the Debt Securities and the right, if any, to extend such date or dates;

●	the date or dates on which we will pay the principal on the Debt Securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to extend the interest periods and the duration of that extension;

●	the place or places where principal of, and premium and interest on, the Debt Securities will be payable;

●	the terms and conditions upon which we may redeem the Debt Securities;

●	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

●	the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

●	the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the Debt Securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the Debt Securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the Debt Securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the Debt Securities;

●	any other terms of the Debt Securities, which may modify or delete any provision of the indenture as it applies to that series;

●	if and as applicable, the terms and conditions of any right to exchange for or convert Debt Securities of the series into shares of our common stock or our preferred stock or other securities of another person; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement. The issuance of Debt Securities is subject to our amended and restated articles of incorporation, by laws, the FBCA and the approval of the Company’s board of directors.

Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any Debt Security of that series during a period beginning at the opening of fifteen (15) business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●	register the transfer of or, exchange any, Debt Security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within ninety (90) days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the Debt Securities registered in their names;

●	will not be entitled to physical delivery of certificated Debt Securities; and

●	will not be considered to be holders of those Debt Securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the prospectus supplement. Payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys paid by us to a paying agent for payment on any Debt Security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Paying Agent

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor assumes our obligations on the Debt Securities and under the indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the trustee;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Event of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

●	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

●	default in the payment of principal of, or premium on, any Debt Security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our Company; and

●	any other event of default provided with respect to Debt Securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture may provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Debt Securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within sixty (60) days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The indenture may require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture may provide that the trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not adversely affected;

●	conform the text of the indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities,” as evidenced by an officer’s certificate;

●	provide for the issuance of additional Debt Securities;

●	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

●	add guarantees with respect to the Debt Securities;

●	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	secure the Debt Securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the interests of any holder of Debt Securities; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the indenture with respect to the Debt Securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Debt Security of the affected series:

●	reduce the principal amount, any premium or change the fixed maturity of any Debt Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the Debt Securities;

●	waive a payment default with respect to the Debt Securities;

●	reduce the interest rate or extend the time for payment of interest on the Debt Securities;

●	make any change to the amendment and modification provisions in the indenture; or

●	reduce the percentage in principal amount outstanding of Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture may provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture may provide that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Debt Securities of the applicable series; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the Debt Securities of a series may be convertible into or exchangeable for Common Shares or Preferred Shares or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, any required shareholder approvals for the conversion and issuance of shares, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of Debt Securities, and provisions affecting conversion or exchange in the event of the redemption of that series of Debt Securities.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination (“Units”). The following description sets forth certain general terms and provisions of the Units that we may offer pursuant to this prospectus. The particular terms of the Units and the extent, if any, to which the general terms and provisions may apply to the Units so offered will be described in the applicable prospectus supplement. The issuance of Units is subject to our articles and notice of articles, the FBCA, and the prior approval of the board of directors and shareholders at a general meeting.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable prospectus supplements related to the particular series of Units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the Units.

Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the Unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of Units will be filed with the SEC each time we issue Units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of Units will describe the terms of those Units, including, to the extent applicable, the following:

●	the designation and terms of the Units and the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

●	any provision of the governing unit agreement that differ from those described below; and

●	whether the Units will be issued in fully registered or global form.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Warrants,” “Description of Rights,” “Description of Debt Securities” will apply to each Unit, as applicable, and to any share of common stock, share of preferred stock, Warrant, Right or Debt Security, included in each unit, as applicable.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Lewis Brisbois Bisgaard & Smith LLP, Fort Lauderdale, Florida. A partner of such firm beneficially owns 27,500 shares of our common stock and holds an option to purchase 667 shares of common stock granted under our 2016 Stock Incentive Plan. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024 and for the year then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO India Services Private Limited, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

SS INNOVATIONS INTERNATIONAL, INC.

$150,000,000 of

Shares of Common Stock

Shares of Preferred Stock

Warrants

Rights

Units

Debt Securities

Offered by the Company

4,516,500 Shares of Common Stock

Offered by the Selling Shareholders

PROSPECTUS

____________ __, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses (other than underwriting discounts and commissions to be paid by the selling shareholders) payable by the registrant in connection with the sale of the securities being registered hereunder. All of the amounts shown shall be paid by us and are estimates except for the SEC registration fee.

SEC Registration Fee	$23,694.99
FINRA filing fee	$26,236.77
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Under Section 607.0850 of the Florida Business Corporation Act, we have the authority to indemnify our directors and officers to the extent provided for in such statute. Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, employment agreements and non-employee director appointment letters provide for indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The indemnification agreements provide for indemnification for all acts or omissions other than those where a director may not be indemnified under applicable law as well as for advancement of expenses. The agreements also require us to use reasonably commercial efforts to obtain and maintain in effect directors and officers liability insurance.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting/Placement Agency Agreement

3.1(i)	Amended and Restated Articles of Incorporation	S-1	333-216054	3.1	February 14, 2017

3.1(ii)	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	333-216054	3.1	April 19, 2023

3.2	Bylaws	S-1	333-216054	3.2	February 14, 2017

4.1*	Form of Warrant Certificate

4.2*	Form of Warrant Agreement

4.3*	Form of Rights Certificate

4.4*	Form of Rights Agreement

4.5*	Form of Indenture

4.6*	Form of Unit Agreement

5.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP					X

23.1	Consent of BDO India Services Private Limited					X

23.2	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

25.l**	Statement of Eligibility of Trustee under the Indenture on Form T-1

107	Filing Fee Table					X

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit filed on Form 8-K under the Exchange Act and incorporated herein by reference.

**	To be filed separately pursuant to section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2, if applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gurugram, Haryana, India, on May 1, 2026.

SS INNOVATIONS INTERNATIONAL, INC.

By:	/s/ Sudhir Prem Srivastava
Sudhir Prem Srivastava, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Milan Rao
Milan Rao
Global Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sudhir Prem Srivastava, M.D. and Vishwajyoti P. Srivastava, M.D. and each of them, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Sudhir Prem Srivastava	Chairman and Chief Executive Officer and Director	May 1, 2026
Sudhir Prem Srivastava, M.D.	(Principal Executive Officer)

/s/ Milan Rao	Global Chief Operating Officer and Chief Financial Officer	May 1, 2026
Milan Rao	(Principal Financial Officer and Principal Accounting Officer)

/s/ Vishwajyoti P. Srivastava	Chief Executive Officer –Asia Pacific and Director	May 1, 2026
Vishwajyoti P. Srivastava

/s/ Barry F. Cohen	Chief Operating Officer – Americas and Director	May 1, 2026
Barry F. Cohen

/s/ Mylswamy Annadurai	Director	May 1, 2026
Dr. Mylswamy Annadurai

/s/ S. P. Somashekhar	Director	May 1, 2026
Dr. S.P. Somashekhar

/s/ Frederic H. Moll	Director	May 1, 2026
Frederic H. Moll, M.D.

/s/ Tim Adams	Director	May 1, 2026
Tim Adams